                                                                EXHIBIT 3.4



                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         FRONTIERVISION PARTNERS, L.P.


        This Certificate of Limited Partnership of FrontierVision
Partners, L.P. (the "Partnership") is being duly executed and filed by the undersigned, as President of FrontierVision Inc., the general partner of FVP GP, L.P., to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. sections 17-101 et seq.).

        1. The name of the limited partnership formed hereby is FrontierVision Partners, L.P.

        2. The address of the registered office of the Partnership in the State of Delaware is at c/o The Prentice Hall Corporation System, Inc.,
32 Loockerman Square, Suite L-100, Kent County, Dover Delaware 19904, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Kent County, Dover Delaware, 19904.

        3. The name and mailing address of the general partner of the Partnership are:

                   FVP GP, L.P.
                   2337 South Cook Street
                   Denver, Colorado 80210


                                   GENERAL PARTNER:

                                   FVP GP, L.P.

                                   By:  FrontierVision Inc., Its sole general
                                        partner


                                   By:  /s/ James C. Vaughn
                                       --------------------------------------
                                       Name:  James C. Vaughn
                                       Title:   President